Exhibit 99.1

Assured Guaranty Ltd. Equity and Fixed Income Investor Day June 11, 2008

2 Agenda Bob Mills Capital and Financial Overview Andrew Pickering Risk Management and Surveillance Howard Albert Credit Underwriting Coffee Break Mike Schozer Financial Guaranty Direct Dominic Frederico Assured Guaranty Ltd.: Strategic Overview Sabra Purtill Overview and Management Introduction

3 Safe Harbor Disclosure Any forward-looking statements made in these presentations reflect Assured Guaranty Ltd.’s (the “Company”) current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. For example, the Company’s forward-looking statements, including its statements regarding growth in earned premium, return on equity, amount of direct and reinsurance new business, reserves and claims, could be affected by a significant reduction in the amount of reinsurance ceded by one or more of our principal ceding companies, rating agency action such as a ratings downgrade, difficulties with the execution of the Company’s business strategy, contract cancellations, developments in the world’s financial and capital markets, more severe or frequent losses associated with products affecting the adequacy of the Company’s loss reserve, changes in regulation or tax laws, governmental actions, natural catastrophes, the Company’s dependence on customers, decreased demand or increased competition, loss of key personnel, technological developments, the effects of mergers, acquisitions and divestitures, changes in accounting policies or practices, changes in general economic conditions, other risks and uncertainties that have not been identified at this time, management’s response to these factors, and other risk factors identified in the Company’s filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Strategic Overview Dominic Frederico President & Chief Executive Officer Assured Guaranty Ltd.

5 Assured Guaranty Overview • Our sole focus is financial guaranty - 20 year track record in financial guaranty market - Largest financial guaranty reinsurer in the business - Growing financial guaranty direct franchise • Strong capitalization - Consolidated GAAP equity of $1.5 billion, second highest in the industry as of March 31, 2008 - GAAP equity plus mark-to-market on derivatives and $250 million April 2008 equity investment by WL Ross & Co. is $2.4 billion • Benefiting from current market conditions - New business is up 109% in the last twelve months Reinsurance 38% Direct 62% New Business Production (PVP1) Last Twelve Months (LTM) ended 3/31/08 Total PVP: $1.04 Billion 109% growth versus LTM ended 3/31/07 1. For an explanation of PVP, a non-GAAP financial measure, and a reconciliation of PVP to gross written premiums, which is the most comparable GAAP term, please refer to the appendix. $396 million $648 million

6 Key Achievements Since IPO • April 22 - IPO $18.00 per share • May - Assured Guaranty Corp. upgraded to Aa1 (stable) by Moody’s • July Assured Guaranty (UK) authorized • February - Single-name corporate credit default book of business sold • April - Fitch assigns AAA (stable) to Assured Guaranty Corp. • June – S&P upgrades Assured Guaranty Corp. to outlook stable from negative and affirms AAA rating • Full year - Financial guaranty direct PVP exceeds financial guaranty reinsurance PVP • June - Moody’s upgrades Assured Guaranty Corp. to positive and affirms Aa1 rating • December - $150 million share repurchase from ACE Limited • 4Q-06 - Financial guaranty direct net par outstanding exceeds financial guaranty reinsurance segment 2004 2005 2006 2007 2008 • July - Moody’s upgrades Assured Guaranty Corp. to Aaa (stable) • October - Licensed in all 50 U.S. States, Puerto Rico, District of Columbia • November- Sydney, Australia office opens • February – WL Ross & Co. commits to purchase up to $1 billion in common shares • March – Record new business production for Financial Guaranty Direct segment and 30% market share in U.S. public finance • April – WL Ross & Co. purchased $250 million in common shares

7 Assured Guaranty Today • One of the only two primary financial guarantors with triple-A (stable) ratings from all three major credit rating agencies • Second largest financial guaranty company based on first quarter 2008 GAAP equity and new business production • 168 employees globally with offices in New York, Sydney, London, Bermuda 0 50 100 150 200 250 2004 2005 2006 2007 1Q-2008 Net Par Outstanding 125% growth $ $ in billions

8 Strategic Goals • Expand the financial guaranty direct franchise - Public finance and structured finance • Maintain leading market position in reinsurance • Exercise strict underwriting discipline • Maintain ratings - Triple-A (stable) for direct companies - Double-A (stable) for reinsurance company • Manage capital efficiently and proactively

9 Competitive Advantages • Flexible platform - Direct and reinsurance - Public finance and structured finance - U.S., Bermuda and European licensed companies • Investor capacity for Assured-wrapped bonds - Fixed income investors have limited exposure to Assured given our recent entry into the direct business • Proven track record for credit discipline - No CDOs of ABS with subprime exposure - Limited second lien exposure • Publicly-traded company based in Bermuda - Extensive financial disclosures on a quarterly basis

Industry Environment: Exposure to RMBS

ASSURED GUARANTY®

$ in billions as of March 31, 2008

	AGL	Ambac	CIFG	FGIC [1]	FSA [1]	MBIA	SCA
Lower risk assets							
US prime first lien	$2.3	$11.4	$0.0	$2.4	$2.8	$2.2	$0.1
US Alt-A	7.4	6.5	0.1	2.0	1.7	3.6	3.1
Subprime RMBS	7.0	8.1	1.9	7.9	5.1	4.2	1.1
Total lower risk assets	**16.7**	**26.0**	**2.0**	**12.3**	**9.6**	**10.0**	**4.3**
Medium risk assets							
US home equity	2.3	11.4	0.8	10.1	4.5	8.7	3.0
US closed end seconds	0.5	5.0	0.5	9.0	0.8	10.1	0.5
Total medium risk assets	**2.8**	**16.4**	**1.3**	**19.1**	**5.3**	**18.8**	**3.5**
High risk assets							
CDOs with RMBS	0.0	26.5	9.4	10.9	0.0	22.1	15.2
CDOs Squared	0.0	3.0	0.0	0.0	0.0	8.6	1.6
Total high risk assets	**0.0**	**29.5**	**9.4**	**10.9**	**0.0**	**30.7**	**16.8**
Total RMBS & CDOs w/RMBS [2]	**$19.5**	**$71.9**	**$12.7**	**$42.3**	**$14.9**	**$59.5**	**$24.6**
GAAP shareholder's equity	$1.49	**$1.30**	**$0.63**	**$0.55**	**$0.04**	**$2.06**	**$0.35**
Lower risk assets to GAAP equity	11x	**20x**	**3x**	**22x**	**218x**	**5x**	**12x**
Medium risk assets to GAAP equity	2x	**13x**	**2x**	**35x**	**121x**	**9x**	**10x**
Higher risk assets to GAAP equity	0x	**20x**	**15x**	**20x**	**0x**	**11x**	**44x**
Total RMBS to GAAP equity	13x	**55x**	**20x**	**77x**	**339x**	**29x**	**71x**
Net par outstanding	$214.9	**$511.1**	**$78.7**	**$303.1**	**$414.1**	**$667.8**	**$154.9**
% RMBS of total net par outstanding	9.1%	**14.1%**	**16.1%**	**14.0%**	**3.6%**	**8.9%**	**15.9%**

(1) Data as of 9/30/07

(2) Numbers may not add up due to rounding

Source: S&P Report: "Detailed Results of Subprime Stress Test of Financial Guarantors" published 2/25/2008 (data as of 9/30/2007)

10

11 New Competitive Tiering BB / Baa3 / BBB Neg / Neg / Neg N/A 553:1 303,1452 548 FGIC A- / A3 / BB Neg / Neg / Neg 10 445:1 154,900 348 SCA A+ / Ba2 / CCC Neg / Neg / evolving N/A 125:1 78,706 631 CIFG1 AA / Aaa / AA Neg / Neg / Neg 40 394:1 511,082 1,297 Ambac AA / Aaa / AA Neg / Neg / Neg 44 324:1 667,818 2,060 MBIA AAA / Aaa / AAA Stable / Stable / Stable 277 144:1 214,876 1,493 Assured AAA / Aaa / AAA Stable / Stable / Stable $281 9,412:1 $414,128 $44 FSA Ratings S&P / Moody’s / Fitch Outlook 1Q-08 PVP3 Net Par Outstanding to GAAP Equity Net Par Outstanding Consolidated GAAP Shareholders’ Equity Holding Company As of March 31, 2008, unless noted, and in millions of dollars: Ranked by 1Q-08 new business production 1. Results as of March 31, 2007 2. Results as of December 31, 2007 3. 3. For an explanation of PVP, a non-GAAP financial measure, and a reconciliation of PVP to gross written premiums, which is the most comparable GAAP term, please refer to the appendix.

12 Unprecedented Market Opportunity • U.S. public finance • Asset-backed securities • International infrastructure • Reinsurance

13 2008 Goals • Continue to exercise strict underwriting discipline - No U.S. RMBS in reinsurance segment - No CDOs of ABS or other transactions with embedded leverage • Financial goals - Increase operating return on equity - Continue efficient capital management - Maintain additional capital cushion above current rating agency requirements • Position company as industry leader - Maintain position in structured finance - Expand international reach - Firmly establish U.S. public finance franchise - Opportunistic on capital and business opportunities

Financial Guaranty Direct Mike Schozer President Assured Guaranty Corp.

15 Outline • Overview • U.S. public finance • Asset-backed securities • International infrastructure

Direct Business
Senior Staff


Michael Schozer
President
Bill Hogan
SMD
Public Finance
Paul Livingstone
SMD
Structured Credit
Jeffrey Nabi
SMD
Consumer ABS/MBS
Marc Bajer
SMD
International
John Trahan
MD
Public Finance
Mary Francoeur
MD
Public Finance
Kathleen Evers
MD
Public Finance
Richard Cassata
MD
Secondary Markets
Daniel Bevill
MD
Structured Credit
Jorge Gana
MD
Commercial Assets
Asheligh Bischoff
MD
CDOs
Jack Gray
MD
MBS
Michael Babick
MD
ABS
Nick Proud
MD
Structured Finance
Ralph Eley
MD
Infrastructure Finance
Craig Lee
MD
Asia/Pacific

16

17 New Business Written $8.6 $24.9 $35.7 $60.1 $61.1 $120.6 $146.8 $264.1 $119.7 $152.6 $0 $100 $200 $300 $400 $500 $600 2004 2005 2006 2007 $ in millions U.S. public finance U.S. structured finance International Financial Guaranty Direct PVP1 $476.8 $302.2 $145.5 $69.7 $9.5 $1.4 $1.7 $4.3 $12.5 $15.7 $26.8 $31.3 $13.2 $12.2 $0 $10 $20 $30 $40 $50 $60 2004 2005 2006 2007 $ in billions U.S. public finance U.S. structured finance International Financial Guaranty Direct Gross Par Written $47.8 $41.7 $17.2 $13.0 1. For an explanation of PVP, a non-GAAP financial measure, and a reconciliation of PVP to gross written premiums, which is the most comparable GAAP term, please refer to the appendix.

18 U.S. Public Finance • Core long term franchise • Fundamental value proposition of bond insurance remains - Enhancing liquidity - Improving access to capital markets for issuers - Providing surveillance and remediation - Insuring against credit risk 0 50 100 150 200 250 300 350 400 450 500 1999 2000 20 01 2002 2003 20 04 2005 2006 2007 2008* $ in billions New Money Refundings Municipal Bond Issuance Source: Bond Buyer Online Combined issuance is evenly divided between new money and refundings. * As of May 31, 2008

19 U.S. Public Finance Relative Spreads Source: Thomson’s MMD Interactive and JPMorgan Global Structured Finance Research database 100 = Spread at October 2, 2007 0.0 100.0 200.0 300.0 400.0 500.0 600.0 700.0 10/2/07 10/16/07 10/30/07 11/13/07 11/27/07 12/11/07 12/25/07 1/8/08 1/22/08 2/5/08 2/19/08 3/4/08 3/18/08 4/1/08 4/15/08 4/29/08 5/13/08 5/27/08 10yr AAA Insured vs. 67% 10yr Treasuries 5yr AAA Floating Rate Credit Cards vs LIBOR 10yr AA MBS (Jumbo) vs UST 7-10yr Single-A Corporates vs UST Change in Interest Rate Spreads for Various Asset Classes October 2007 to Present

20 U.S. Public Finance Insurance Penetration • Insured penetration for the last 10 years has averaged approximately 50% Source: SDC Platinum 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% Oct-07 Nov-07 Dec-07 Jan-08 Feb-08 Mar-08 Apr-08 May-08 Penetration Rate Uninsured New Issue Volume Insured New Issue Volume

21 U.S. Public Finance Spread Environment Source: Thomson’s MMD Interactive 0 20 40 60 80 Jan-06 Mar-06 May-06 Jul-06 Sep-06 Nov-06 Jan-07 Mar-07 May-07 Jul-07 Sep-07 Nov-07 Jan-08 Mar-08 May-08 30yr BBB GO vs 30yr AAA Insured GO 30yr AAA Insured GO vs 30yr AAA Natural GO (bps) U.S. Municipal Bond Credit Spreads

22 U.S. Public Finance Market Share Source: SDC Platinum Assured Guaranty Corp. New Issue Market Share 0% 10% 20% 30% 40% 50% Oct-07 Nov-07 Dec-07 Jan-08 Feb-08 Mar-08 Apr-08 May-08 Share of Insured Market

23 U.S. Public Finance Indices represent composite of bonds by insured by AGC and FSA, respectivel y. Each composite represent about 35 bonds from each insurer across various sectors and security features with similar maturities (25-30yrs) , coupons (near 5%), call structures and state locations. Evaluations are sourced through the JJ KENNYBASE, a product of Standard & Poor’s. * Data as of May 28, 2008 0 5 10 15 Jan-08 Feb-08 Mar-08 Apr-08 May-08 Spread (bps) Assured vs. FSA Spread Differential – 2008*

24 Franchise Expansion Source: Assured Guaranty’s public filings * As of May 31, 2008 Assured Guaranty Financial Guaranty Direct U.S. Public Finance Gross Par Written by Asset Class - 2,000 4,000 6,000 8,000 10,000 12,000 14,000 16,000 18,000 2004 2005 2006 2007 2008* Gross par written ($ billions) Other public finance Tax backed Higher education Transportation Healthcare Municipal utilities and investor-owned utilities General obligation

25 Asset-Backed Securities Assured Guaranty Financial Guaranty Direct ABS Gross Par Written by Asset Class - 5,000 10,000 15,000 20,000 25,000 30,000 35,000 2004 2005 2006 2007 2008* Gross par written ($millions) Other structured finance Pooled corporate obligations Insurance securitization Consumer receivables Commercial receivables Mortgage-backed and home equity Commercial mortgage-backed securities Mortgage backed and home equity combines all RMBS. Structured credit is included within other structured finance * As of May 31, 2008

26 ABS Market Volumes Year-over-year U.S. ABS Issuance Change Source: Thomson Financial Securities Data and Deutsche Bank (98.6%) (90.5%) (34.6%) (39.9%) 13.9% (84.7%) (84.8%) $0 bil. $100 bil. $200 bil. $300 bil. $400 bil. $500 bil. $600 bil. Subprime RMBS CDO Auto Student Loan Credit Card Equipment Other Total 2007 YTD 2008 YTD (thru May)

27 Wider Spread Environment Credit Spread Development in Selected Asset Classes Source: JPMorgan Global Structured Finance Research database 0 50 100 150 200 250 300 Oct-07 Nov-07 Dec-07 Jan-08 Feb-08 Mar-08 Apr-08 May-08 Auto (Near Prime) AAA 3yr Spread to Swap U.S. HY CLO AAA 6-8yr WAL Spread to LIBOR Credit Card AAA 5yr Spread to LIBOR (bps)

28 Consumer Asset-Backed Securities Source: Asset-Backed Alert and Deutsche Bank Data includes auto public and 144a issuance. * As of May 31, 2008 Total U.S. Auto ABS Issuance 0 10 20 30 40 50 60 70 80 90 100 2004 2005 2006 2007 2008 YTD Year Issuance (in $Billions) Insured Subprime Subprime - Uninsured Prime

29 International Infrastructure Finance - Europe - 2,000 4,000 6,000 8,000 10,000 12,000 14,000 2001 2002 2003 2004 2005 2006 2007 2008* GBP (millions) equivalent Other Repackage Health Communications Accommodation Natural resources Transport Source: HSBC Data excludes public sector sponsored infrastructure bonds. * Data as of April 2008 European Infrastructure Bond Issuance by Sector

30 International Infrastructure Finance - Europe Source: Operating supplements of each insurer Represents international public finance and related sub-categories for each insurer. FGIC incorporates all international finance. Data excludes $6.3 bn par of European infrastructure finance insured by CIFG since inception. * As of March 31, 2008 Monoline Guaranteed European Infrastructure Bonds 0 2,000 4,000 6,000 8,000 10,000 12,000 2003 2004 2005 2006 2007 2008* GBP millions

31 - 5,000 10,000 15,000 20,000 25,000 30,000 35,000 40,000 2004 2005 2006 2007 US$millions Wrapped Unwrapped Asia Pacific Market Overview Source: Dealogic Australia Non-Recourse Project Finance

32 Asia Pacific Market Overview Structured Finance – Australia Issuance Source: Thomson’s Financial 80 70 60 50 40 30 20 10 0 1999 2000 2001 2002 2003 2004 2005 2006 2007 AUD Billion Equivalent 1st Half 2nd Half

33 2008 Outlook • Three core markets - U.S. public finance - Asset-backed securities - International infrastructure • Favorable macro fundamentals

Financial Guaranty Reinsurance David Penchoff President Assured Guaranty Re Ltd.

35 Financial Guaranty Reinsurance • Reinsurance is a core franchise at Assured - 20 year track record in this market - Has provided reinsurance to all the triple-A participants in the market • Assured Guaranty Re (AG Re) is a leading financial guaranty reinsurance company - $1,095 million in GAAP equity, before $150 million April 2008 equity addition - $2.4 billion in claims-paying resources - Double-A (stable) ratings from all three major rating agencies • AG Re is well positioned to take advantage of current market opportunities - Ratings stability - Experienced Bermuda-based team of underwriters - Capital strength and flexibility • AG Re supports the growth of Assured’s direct franchise - Largest provider of reinsurance - Allows Assured to manage efficiently single risk limits for internal, regulatory and rating agency purposes

36 AG Re Staff David Penchoff President Gary Burnet Managing Director Darrin Futter Financial Controller Accounting & Finance Elizabeth Sullivan VP Risk Management Stephen Shea VP Underwriting Sheila Joynes AVP Underwriting Sandra Joell Accountant Patricia Amaral Accountant Serena Smith AVP Surveillance

37 Competitive Position Not Rated Aa3 Negative AA Negative 132:1 43.0 325.9 Channel Reinsurance AA Negative AA Negative AA Stable AA Negative S&P Outlook RAM Re BluePoint Re AG Re Radian Asset Reinsurer 72.2 455.0 1,095.1 $1,659.8 GAAP Equity 48.7 35.4 113.0 $116.8 Net Par Outstanding 674:1 78:1 103:1 70:1 Net Par/ GAAP Equity Not Rated Aa3 Negative Aa3 Negative Aa2 Stable Aa3 Negative Moody’s Outlook Not Rated AA Stable Not Rated Fitch Outlook 1. As of December 31, 2006: from S&P Global Bond Insurance 2007 2. Statutory Capital: S&P Global Bond Insurance 2007 As of March 31, 2008 1 1 2

38 Comparative S&P Capital Cushion Stress test results as of Feb. 14, 2008 Summary Of Currently Expected Losses And Capital Position ($ in millions) Adjusted capital cushion at 12/31/2007 $1,050-1,100 $250-300 $600-650 $200-250 Source: Standard & Poor’s $1,428.2 $332. 2 $687.7 $362.4 $45.9 Total losses 1001. 9 137.0 650.2 214.5 .2 CDO losses $426.3 $195.2 $37.5 $147.9 $45.7 RMBS losses Total Ram Re Channel BluePoint AG Re

39 Current Environment • One third party treaty client (FSA) • Facultative clients not writing new business - Limited facultative cessions in 1Q-08 - Do not expect much volume from anyone other than FSA for 2008 • 2008 new business activity largely focused on portfolio transactions for companies that are restructuring or in capital raising mode Facultative Treaty 1Q-08 Financial Guaranty Reinsurance PVP1 $10.1 million $11.3 million 1. For an explanation of PVP, a non-GAAP financial measure, and a reconciliation of PVP to gross written premiums, which is the most comparable GAAP term, please refer to the appendix. $21.4 million in PVP1 47% 53%

40 Unaffiliated Reinsurer Strategy • Prior to fourth quarter 2007, AG Re’s financial guaranty reinsurance segment focused on expanding facultative business with primary financial guaranty companies - Two treaty clients in 2007 • We successfully expanded unaffiliated facultative business as a percent of total new business volume since IPO - Had facultative relationships with all triple-A rated primary companies - 86% of 2007 unaffiliated reinsurance PVP was facultative Financial Guaranty Reinsurance PVP1 and Facultative Submissions 1. For an explanation of PVP, a non-GAAP financial measure, and a reconciliation of PVP to gross written premiums, which is the most comparable GAAP term, please refer to the appendix. 176 146 138 65 0 50 100 150 200 250 300 350 400 2004 2005 2006 2007 Treaty PVP Facultative PVP # of submissions $192.8 $127.7 $151.5 $397.7 $ in millions $

41 4Q-07 Ambac Transaction • In fourth quarter 2007, we underwrote our first facultative portfolio reinsurance cession from Ambac • Closed December 2007 - 82% U.S. domestic public finance - 8% U.S. structured finance - 7% international public finance - 3% international structured finance • Total par ceded was $29.1 billion • Total PVP of $259.8 million • Estimated returns on capital of 18% or higher on rating agency capital • No CDOs or RMBS

42 Portfolio Transactions Update • Reinsurance team focused on inquiries for portfolio reinsurance transactions - Maintaining our underwriting standards - Working in conjunction with credit and risk management to triage portfolios for acceptable credits • Many challenges to converting quotes to closed transactions - Uncertainty about long-term viability of some primaries - Competition from private equity, other financial guarantors, other investors - Regulatory approvals may be required - Achieving current returns on older transactions requires reduced or no ceding commission • Capital requirements for transactions being evaluated - WL Ross & Co. commitment - Debt capacity - Other structures/investors

Credit Underwriting Howard Albert Managing Director and Chief Credit Officer

44 Multiple Layers of Oversight Risk Oversight Committee of Board of Directors – Three members – Chaired by Donald Layton, Chairman and CEO of E-Trade – Sets and monitors corporate risk tolerance levels Portfolio Risk Management Committee (PRMC) – Eleven members – Chaired by the CEO Direct Credit Committee – Eleven members – Only two have responsibility for business generation – All key disciplines covered – credit, surveillance, legal and finance Business Segment – Experienced in asset class – Visibility

45 Portfolio Risk Management Committee • Oversees policies and procedures for evaluation and approval of credit risks • Develops and maintains standards for transaction underwriting - Creation and maintenance of credit policy - Approval process and authority - Due diligence and fraud prevention requirements - Transaction modeling and stress testing • Develops underwriting and risk limits - Single risk - Sector - Seller/servicer - Country • New product evaluation - White paper presentation

46 Key Credit Tenets • Independence and strong oversight - Independent limits - Independent oversight and underwriting committees - Internal ratings of all risks • Stress testing - Historical data is not always predictive - We look for inflection points that may signal changes in future performance - Overly complex transactions that cannot be adequately modeled are avoided • Emphasis on avoidance of high-severity losses - Leverage on leverage; non-linear relationship between underlying assets and insured securities - Mezzanine exposures - Event risk - Correlation

47 Key Credit Tenets – cont’d • Due diligence - On-site due diligence with member of credit staff, often the Chief Credit Officer, in attendance - File reviews as appropriate • Wrapped transactions are evaluated and approved without respect to wrap - Complete transparency to, and approval of, underlying risk - Underlying risk must comply with risk limits • Mark-to-market risk in CDS is evaluated

48 Current Approach to RMBS First lien seasoned deals: • Foreclosure frequency (FF): - Current bucket – 20% - 30-day delinquent – 65% - 60-day delinquent – 90% - 90-day+, bankruptcy, foreclosure, REO – 100% • Loss severity (LS): - Market value decline - 60% for California, Florida, Nevada and Arizona, plus all condos (40% elsewhere) - No credit to mortgage insurance - Assume all option ARMS are at negative amortization cap - Increased foreclosure time (1.5 to 2.5 years, depending on state) HELOC and closed-end second lien deals: • We use a similar FF roll-rate analysis to the above (though more conservative assumptions – 35% for the current bucket, 80% and 90% for the 30 and 60-day buckets, respectively) with a 105% LS assumption but require a minimum attachment of 50% subordination (with the exception of pools comprised of bank-originated, prime-quality borrowers with a significant amount of fixed-rate underlying first mortgage liens) We require a minimum multiple of 2.0x expected loss

Risk Management and Surveillance Andrew Pickering Managing Director and Chief Surveillance Officer

50 Risk Management and Surveillance Process and Responsibilities • Independent reporting structure - Report directly to the CEO - Oversight and review by Portfolio Risk Management Committee and Risk Oversight Committee of the Board - Loss Reserve Committee reviews case reserves - membership comprised of CEO, CFO, General Counsel, Chief Accounting Officer and Chief Surveillance Officer • Surveillance team responsible for monitoring all transactions in the insured portfolio - Adjust risk ratings to reflect changes in transaction performance and credit quality - Identify deteriorating credits for inclusion on the Closely Monitored Credits (CMC) list - Manage work-out and claim situations - Present analysis and recommendations to the Loss Reserve Committee - Report on portfolio composition and risk characteristics • Increase in staff to support growth of the business - Headcount budgeted to increase from 13 to 20 in 2008 - Net par outstanding in financial guaranty direct segment $116 billion at March 31, 2008 spread across 1,061 transactions, up 57% and 76%, respectively over the prior year

51 Risk Management Department Andrew Pickering MD Chief Surv eillance Officer Christopher Mortello MD ABS/MBS Nick Moy MD Public Finance James Wong Director Jonathan Harris Director Robert Heller Director Petra Encarnacion AVP Anthony White Analyst James Lennon VP Phillip Chan AVP Richard Hawkins VP Lili Chueng AVP Giri Pawar VP Michael DiRende MD Diana Estrada AVP

52 Portfolio Credit Quality • Our overall portfolio credit quality remains strong, with limited exposure to troubled asset classes - No CDO of ABS after 2003 - No direct subprime RMBS below AAA after 2003 - No CDO squareds - $2.3 billion in HELOC exposure, of which 62% is in only two deals; remainder consists of 68 deals (average size $12 million) - Limited exposure, especially at lower attachment points, to other consumer asset classes that may come under duress, such as subprime auto • We are well-positioned to withstand the stresses of the downturn in the credit cycles Super senior 20% AAA 22% BBB 12% BIG 2% AA 19% A 25% Super senior AAA AA A BBB BIG Assured Guaranty Ltd. $214.9B Net Par Outstanding

53 Pooled Corporate Obligations Exposure • Transaction performance remains strong overall, and the portfolio is highly rated – 93% rated AAA or super senior, and 99.9% rated AA or higher - Average credit enhancement of 35.2% compared to Moody’s forecast that the speculative grade default rate will reach 6.1% by year-end 2008 Pooled Corporate Obligations: Net Par Outstanding % Average Rating Avg. Initial Credit Enhancement Avg. Current Enhancement High yield corporates 25,458 $ 63.1% AAA 34.0% 32.8% Trust preferred 7,654 19.0% AAA 45.7% 44.4% Market value CDOs of corporates 3,784 9.4% AAA 40.7% 35.5% Investment grade corporates 2,341 5.8% AAA 28.6% 29.4% Commercial real estate 737 1.8% AAA 43.3% 43.1% CDO of CDOs (corporate) 389 1.0% AAA 33.0% 33.9% 40,362 $ 100.0% AAA 36.7% 35.2%

54 Trust Preferreds • $7.7 billion in the trust preferred category, with $2.6 billion on transactions where the underlying obligors are U.S. real-estate credits • Defaults and rating downgrades on the underlying collateral, primarily mortgage REIT and homebuilders, have put downward pressure on ratings. - Although overall credit enhancement remains high, some downgrades are likely, but 46.3% credit enhancement provides substantial buffer to credit defaults 39.0 43.80 276.30 Deal #10 46.3% 50.0% $2,604.1 Total 38.6 45.6 299.1 Deal #9 48.4 49.3 51.8 52.8 48.7 50.1 54.5 56.3% Initial CE 254.7 164.5 307.4 232.2 238.0 310.5 304.2 $217.2 NPO ($ in millions) 46.7 Deal #8 46.7 Deal #7 47.3 Deal #6 47.8 Deal #5 48.1 Deal #4 50.2 Deal #3 53.0 Deal #2 54.3% Deal #1 Q1 2008 CE Deal

55 U.S. CMBS Exposure • Transactions performance remains strong overall with 94% of our U.S. CMBS exposure of $5.7 billion rated AAA – 65% of insured collateral was issued prior to 2006 • Delinquencies remain low across all vintages 0.0% 0.0% 21.1% 100.0% 224 2004 0.2% 0.0% 28.8% 100.0% 3,429 2005 0.2% 0.0% 30.3% 100.0% 1,418 2006 97.3% 95.6% - 47.3% Pool Factor $5,738 578 - 90 NPO 0.0% 0.0% - 0.0% Cumulativ e Losses 28.5% 18.2% - 22.0% Subordinatio n 0.2% 0.0% - 0.6% 60+ Days Delinquen cy Year Issued 2007 Total 2003 2002

56 Closely Monitored Credits (CMC) 1. Assured’s surveillance department is responsible for monitoring the Company’s portfolio of credits and maintains a list of closely monitored credits. The closely monitored credits are divided into four categories: Category 1 (low priority; fundamentally sound, greater than normal risk); Category 2 (medium priority; weakening credit profile, may result in loss); Category 3 (high priority; claim/default probable, case reserve established); Category 4 (claim paid, case reserve established for future payments). The closely monitored credits include all below investment grade (BIG) exposures where there is a material amount of exposure (generally greater than $10.0 million) or a material risk of the Company incurring a loss greater than $0.5 million. The closely monitored credits also include investment grade (IG) risks where credit quality is deteriorating and where, in the view of the Company, there is significant potential that the risk quality will fall below investment grade. Net Par Outstanding by Credit Monitoring Category 1 Description: NPO % # of credits Fundamentally sound risk 210.8 $ 98.1% Closely monitored credits: Category 1 1.4 0.7% 32 Category 2 2.3 1.1% 20 Category 3 0.3 0.1% 29 Category 4 0.0 - 16 CMC Total 4.0 1.9% 97 Other below investment grade risk 0.0 - 47 Total 214.9 $ 100.0% As of March 31, 2008; $ in billions

Top Ten Non-Investment Grade Exposures

ASSURED GUARANTY®

As of March 31, 2008; $ in millions

Name or Description	Segment	Weighted Average Remaining Life	Net Par Outstanding	Average Rating [1]
CWHEQ Revolving Home Equity Loan Trust, 2007-D	Direct	6.1	$ 736	BB
Countrywide Home Equity Loan Trust 2005-J Class 1 & 2	Direct	5.1	654	B
Jefferson County Alabama Sewer	Reinsurance	27.7	540	CCC
Ballantyne Re PLC	Direct	13.8	500	BB
Orkney Re II, PLC	Direct	10.6	423	BB
SACO I Trust 2005-GP1	Direct	2.6	102	BB
American Home Mortgage Assets Trust 2007-3	Direct	2.6	100	B-
Domestic Residential Mortgage-backed HELOC transaction	Reinsurance	6.0	79	B
Trover Clinic Foundation	Direct	18.9	77	BB
Domestic Residential Mortgage-backed HELOC transaction	Reinsurance	6.0	49	CCC
Total		**11.3**	**$ 3,261**	**B+**

1. Assured's internal rating. Assured's scale is comparable to that of the nationally recognized rating agencies. The super senior category, which is not generally used by rating agencies, is used by the Company in instances where Assured's AAA-rated exposure has additional credit enhancement due to either (1) the existence of another security rated AAA that is subordinated to Assured's exposure or (2) Assured's exposure benefits from a different form of credit enhancement that would pay any claims first in the event that any of the exposures incurs a loss, and such credit enhancement, in management's opinion, causes Assured's attachment point to be materially above the AAA attachment point.

57

58 HELOCs Consolidated • Countrywide-serviced HELOCs comprise approximately 90% of HELOC net par outstanding • The transaction structures include provisions to mitigate the risk and reduce the magnitude of losses. • Assured’s HELOC exposures have experienced increased delinquencies and collateral losses - Excess spread - Rapid amortization triggers - Prepayment speeds 2006 10% 2004 and prior 11% 2005 40% 2007 40% 2007 2006 2005 2004 and prior Assured Guaranty Ltd. HELOC by Year Issued1,2 As of March 31, 2008 ($ in millions) $2.3 billion $893 $219 $896 $244 1. Some amounts may not add due to rounding 2. No HELOCs were insured in 2008

59 HELOC Transactions • HELOC securitizations in our insured portfolio are typical of many deals in the market and generally contain the following characteristics: - Collateral characteristics: • Revolving home equity lines of credit secured by second lien mortgage on residential property • Primarily single-family residences, but properties also include 1-4 family homes, condominiums and co-operative apartments • Prime quality borrowers – average FICO 700 -740 • Interest margin 175-250 bps over prime • 5-year revolving period during which additional draws can be made, followed by 15-year repayment period • Our attachment points are at initial rating level in the BBB range, and we cover the entire capital structure above that point

60 HELOC Transactions • Transaction structure - No or modest levels of initial credit enhancement - Credit enhancement provided by excess spread and structural protections - After initial “spread holiday,” over-collateralization (OC) scheduled to build to target level - Losses on the underlying loans paid first out of excess spread, then from OC - During initial Managed Amortization Period (MAP), which runs 5-10 years, prepayments are used to fund additional draws, and any excess cash remaining after that is used to pay down the insured notes - After the end of the MAP, all principal payments are used to repay the insured notes - The MAP can be terminated prior to its originally scheduled date by the occurrence of a Rapid Amortization Event - A Rapid Amortization Event can be triggered by, among other things, claim payments exceeding a specified threshold. In most of our transactions: • This results in requirement that the servicer fund future draws on the HELOC loans • Any such draws are subordinate to us in the cash flow waterfall and represent additional credit enhancement to absorb losses and/or reimburse the insurer for prior claim payments and/or build OC to required levels • Additionally, all principal payments are used to repay the insured notes • The occurrence of a Rapid Amortization Event significantly increases the amount of credit support for the insured notes and creates potential to recover prior claim payments

61 HELOC Transaction Modeling • Key variables and assumptions: - Prepayment speed (CPR): slower repayment speed results in greater excess spread but higher projected defaults on the underlying collateral - We assume that default rates remain high for some period of time, but then decline towards historical norms - Use “roll rates” to project collateral losses on delinquent loans • 75% for loans 30-90 days delinquent • 100% for loans greater than 90 days delinquent, bankruptcy, foreclosure and REO - We assume that the draw rate will decline from historical levels as credit lines are cut back or frozen by the lender - We assume that loss severity will be 100% on all defaults - We have not incorporated any benefit from other structural protections, such as the seller’s obligation to repurchase or replace loans that do not conform to the requirements specified in the transaction documents

62 Countrywide 2005J – Historical Data 15.4% Total delinquencies (% of current balance) 5.7% Cumulative losses (% of original principal balance) $623.5 Remaining principal balance $1,500.0 Original principal balance $ in millions Transactions Statistics as of May 15, 2008

63 Countrywide 2005-J Historical Data and Assumptions for Illustrative Example 15.1% 6-months CPR 7.2% 6-months draw rate 14.5% 6-months CDR Conditional default rate: 23.2% 12- months CPR 13.4% 3-months CPR 10.0% 14.3% 1-month CPR Conditional prepayment rate: 8.8% 12- months draw rate 4.4% 3-months draw rate 3.0% 4.0% 1-month draw rate Draw rate: 10.8% 12- months CDR 15.8% 3-months CDR 1.6% 13.2% 1-month CDR Assumption Historical

64 Countrywide 2005-J Illustrative Example of Assumptions 9.4% Implied default rate on performing loans 325 Excess spread in bps per year 100.0% Loss severity

65 Countrywide 2005-J Illustrative Example of Projected Model Results $0.0 Discounted insured loss $0.0 Net insured loss $157.9 Total future losses $58.7 Losses from performing loans $99.2 Losses from delinquent loans $212.2 Total future credit enhancement $124.3 Excess spread $88.0 Draws funded by Countrywide following rapid amortization $ in millions

66 Countrywide 2005-J Illustrative Example of Projected Results: Lifetime Performance % of total credit enhancement % oforiginal principal balance 1.2x Loss coverage 100.0% 16.2% Total losses ($243.4 million) 24.1% 3.9% Losses from performing loans 6.6% 5.7% of original principal balance 19.9% 8.3% 5.9% 3.7% 40.8% Losses from delinquent loans 35.0% Cumulative losses to date % of total losses 100.0% Total credit enhancement ($267.7 million) 46.5% Future excess spread 32.9% Draws funded by Countrywide 20.6% Losses funded by excess spread to date

67 Countrywide 2005-J Illustrative Cashflow Exhibit • Materials to be distributed at meeting

67 Countrywide 2005-J Illustrative Cashflow Exhibit Claim Summary Through 5/15/08 1 2 3 4 5+ Total Collateral balance (BOP) $1,500 $624 $479 $435 $396 $359 $1,500 Principal payments (1,100) (57) (48) (44) (40) (365) (1,653) Additional draws 309 16 14 13 12 33 397 Charge-offs (86) (104) (9) (9) (8) (28) (243) Collateral balance (EOP) 624 479 435 396 359 - - Insured note balance before claims 653 549 435 396 359 - - Claim payments during period (30) (70) - - - - (100) Insured note balance (EOP) 624 479 435 396 359 - - Claim reimbursement - 1 22 20 19 38 100 Credit Enhancement Summary Through 5/15/08 1 2 3 4 5+ Total Excess spread 56 20 17 16 15 56 180 Draws funded by CW - 16 14 13 12 33 88 Total credit enhancement 56 37 31 29 27 89 268 Charge-offs (86) (104) (9) (9) (8) (28) (243) Excess/(deficit) (30) (68) 22 20 19 61 24 12 month period 12 month period

69 Overview • Capital adequacy and ratings • Financial results • FAS 163

70 Claims Paying Resources As of March 31, 2008; $ in millions Assured Guaranty Ltd. Claims paying resources Policyholders’ surplus 1,495 $ Contingency reserve 621 Qualified statutory capital 2,117 Unearned premium reserve 1,059 Loss and loss adjustment expense reserves 19 Total policyholders’ surplus and reserves 3,195 Present value of installment premium 994 Standby line of credit/stop loss 480 Total claims paying resources 4,669 $ • $4.7 billion in claims-paying resources - $4.9 billion pro forma for April 2008 WL Ross & Co. investment • Mark-to-market does not affect regulatory or rating agency capital • $750 million equity commitment from WL Ross & Co. through April 8, 2009 - Our option - 17.5% collar ($19.36 - $27.57) • Debt capacity 1. Totals may not add up due to rounding 1

71 Rating Agency Capital Adequacy 1.4x 1.6x-1.7x 1.5x (12/31/07) 1.5x-1.6x (12/31/06) 1.07x (09/30/07) Capital Ratio (date of NPO) 1.4x – 1.5xE 1.7x – 1.8xE 1.5xE 1.6x – 1.7xE 1.05x – 1.10xE Company Estimate for March 31, 2008 Exposure1 1.3x 1.0x Moody’s S&P AA Assured Guaranty Re Ltd. 1.3x 1.25x 1.0x Moody’s S&P Fitch AAA Assured Guaranty Corp. 1. Includes April 2008 $150 million increase in capital at AG Re. Does not include $100 million at holding company.

72 First Quarter 2008 Financial Results ($ in millions, except per share data) NM = Not meaningful 1. For an explanation of operating income and operating ROE, both non-GAAP financial measures, and a reconciliation of operating income to net income, which is the most comparable GAAP term, please refer to the appendix. % Change vs. 1Q-07 2008 2007 Net earned premiums $47 $37 26% Net investment income 37 32 16% Total revenues 108 86 25% Loss and loss adjustment expenses (recoveries) 55 (4) NM Operating expenses 29 21 38% Operating ROE 1 (ex-AOCI and FAS 133) 1.2% 11.5% Total expenses 103 36 189% Tax rate 30.3% 3.5% Operating income1 per diluted share 0.08 0.67 (88%) Operating income 1 6 46 (87%) After-tax (loss) gain on investments / derivatives (175) (7) NM Net (loss) income (169) 39 NM Net (loss) income1 per diluted share (2.11) 0.57 NM Quarter Ended March 31

73 Book Value Per Share Growth Since IPO Adjusted Book Value1 Per Share 1. For explanations of adjusted book value and net present value of estimated future installment premiums in force, which is a non-GAAP financial measure, please refer to the appendix. 2. The Company’s book value per share as of 12/31/07 and 3/31/08 was reduced by approximatel y $5.59 and $7.77 per share, respectively, due to after-tax unrealized losses on credit derivatives and a fair value gain on Assured Guaranty Corp.’s committed capital s ecurities 44% increase $18.73 $20.19 $22.22 $24.44 $20.85 $18.63 $2.99 $3.26 $3.79 $5.42 $7.01 $8.04 $3.45 $3.93 $4.38 $6.71 $9.00 $9.63 $25.16 $27.38 $30.39 $36.57 $36.85 $36.31 $0 $5 $10 $15 $20 $25 $30 $35 $40 2Q-04 YE 2004 YE 2005 YE 2006 YE 2007 1Q-08 Net present value of estimated future installment premiums in force per share, after tax Unearned premium reserve less prepaid reinsurance and deferred acquisitions costs after tax and net unearned revenue on credit derivatives, after tax Book value per share 2 2 1

74 Unrealized Losses on Derivatives • Accounting presentation for credit derivatives is different from financial guaranty - Credit exposure is the same: claims paid only on principal or interest default • The mark-to-market loss does not reflect actual claims or credit losses - No impact on claims-paying resources, rating agency capital requirements or regulatory capital position • $633.4 million after-tax unrealized losses on derivatives on balance sheet as of March 31, 2008 - About 50% of the credit derivative liability was associated with pooled corporate obligations, about 30% was associated with U.S. RMBS and 12% with U.S. CMBS • The net gain or loss on credit derivatives will amortize to zero as the derivative approaches its maturity date, unless there is a payment default, and will be recognized in net income and book value per share - $7.77 per share reduction in book value per share as of March 31, 2008 - GAAP book value per share at March 31, 2008 would be $26.40 excluding the unrealized loss

75 FAS 163: Key Changes • FAS 163 addresses accounting for financial guaranty contracts - Contracts accounted for as derivatives are excluded • Changes to earned premium and claim liabilities are effective January 1, 2009 - Will be a one-time cumulative change in accounting principle - No change to prior period results • Disclosure requirements will be effective for the third quarter 2008 10-Q filing and will include: - Information on closely monitored credits list - Related claim activity

76 FAS 163: Key Changes • Net earned premium algorithm change - Will result in lower earned premium in first few years of an upfront deal and higher earned premium in later years - Minimal difference in installment earned premium - Dollar impact on unearned premium reserve not known at this time; will probably result in an increase to unearned premium reserve and reduction to shareholder equity effective January 1, 2009 • Discounted future installment premiums on financial guaranty contracts to be recorded on balance sheet - Accretion of premium receivable discount will be a separate component of earned premium • Loss reserves for closely monitored credits (CMC) will be set up when a claim loss is expected to exceed the unearned premium reserve based on the present value of expected net cash outflows to be paid under the contract - Loss reserves will be discounted using a risk-free market rate, which is a change from our current method of discounting based on the taxable equivalent yield on our investment portfolio - No loss reserves for non-CMC exposures

Conclusion Dominic Frederico President & Chief Executive Officer Assured Guaranty Ltd.

78 Current Opportunity • Unique market opportunity - Only two companies providing triple triple-A (stable) guarantees in public finance and ABS markets - Attractive pricing environment • Strong capitalization - No rating agency reviews - Proven and committed access to capital markets - Available debt capacity • Experienced underwriting teams in all asset classes - Direct - Reinsurance

79 2008 Goals • Continue to exercise strict underwriting discipline - No U.S. RMBS in reinsurance segment - No CDOs of ABS or other transactions with embedded leverage • Financial goals - Increase operating return on equity - Maintain additional capital cushion above current rating agency requirements - Retain focus on capital efficiency • Position company as industry leader - Firmly establish U.S. public finance franchise - Expand international reach - Maintain position in structured finance • Opportunistic approach to capital and business opportunities

80 Building Earnings through Future Premium Leverage 0.68x 0.63x 0.79x 0.88x 1.11x 2004 2005 2006 2007 1Q-08 1. 2007 and 1Q-08 GAAP Equity adjusted for mark-to-market losses 2. For an explanation of PVIP, a non-GAAP financial measure, please refer to the appendix. 1 Assured Guaranty Ltd. 2004 – 1Q-08 Unearned Premium Reserve (UPR) and Present Value of Installment Premiums (PVIP)2 to GAAP Equity 1 • Assured’s UPR + PVIP leverage has been growing • Our leverage only exceeded most of our peer’s 2006 leverage for the first time in 1Q-08 - MBIA 0.84x - Ambac 0.98x - FSA 1.13x

81 2008 Year-to-date Achievements • Second highest 1Q-08 production in industry, only slightly behind FSA • Proactive capital management • Increased market share Assured Guaranty U.S. Public Finance New Issue Market Share Source: Thomson Financial 40% 3.5% 2.2% 1.5% 6.1% 0.0% 5.0% 10.0% 15.0% 20.0% 25.0% 30.0% 35.0% 40.0% 45.0% 1Q-07 2Q-07 3Q-07 4Q-07 2Q-08 to date

Q&A Session

Appendix

84 Appendix: Explanation of Non-GAAP Financial Measures Adjusted book value, which is a non-GAAP financial measure, is defined as shareholders’ equity (book value) plus the after-tax value of the unearned premium reserve net of prepaid reinsurance premiums, plus the net present value of estimated future installment premiums in force, less future ceding commissions, after tax discounted at 6%, less deferred acquisition costs, after tax. Management believes that adjusted book value is a useful measure for management, equity analysts and investors because the calculation of adjusted book value permits an evaluation of the net present value of the Company’s in-force premiums and capital base. The premiums described above will be earned in future periods, but may differmaterially from the estimated amounts used in determining current adjusted book value due to changes in market interest rates, refinancing or refunding activity, prepayment speeds, policy changes or terminations, credit defaults, and other factors that management cannot control or predict. This measure should not be viewed as a substitute for book value determined in accordance with GAAP. Operating income, which is a non-GAAP financial measure, is defined as net income (loss) excluding i) after-tax realized gains (losses) on investments and ii) after-tax unrealized gains (losses) on credit derivatives and the fair value adjustment of the Company’s committed capital securities, other than the Company‘s net estimate of after-tax incurred case and portfolio loss and loss adjusted expense reserves for credit derivatives. Operating return on equity (ROE) represents operating income as a percentage of average shareholders’ equity, excluding accumulated other comprehensive income and after-tax unrealized gains (losses) on credit derivatives. Management believes that operating income and operating ROE are useful measures for management, investors and analysts because the presentation of operating income and operating ROE enhance the understanding of Assured’s results of operations by highlighting the underlying profitability of Assured’s business. Realized gains (losses) on investments and unrealized gains (losses) on credit derivatives and the fair value adjustment of the Company’s committed capital securities, other than the portion attributable to the Company’s net estimate of incurred case and portfolio loss and loss adjustment expense reserves for credit derivatives, are excluded because the amount of both of these gains (losses) is heavily influenced by, and fluctuates, in part, according to market interest rates, credit spreads and other factors that management cannot control or predict. These measures should not be viewed as substitutes for net income (loss) or ROE determined in accordance with GAAP. Present value of gross written premiums or PVP, which is a non-GAAP financial measure, is defined as gross upf ront and installment premiums received and the present value of gross estimated future installment premiums, on contracts written in the current period, discounted at 6% per year. Management believes that PVP is a useful measure for management, equity analysts and investors because it permits the evaluation of the value of new business production for Assured by taking into account the value of estimated future installment premiums on new contracts underwritten in a reporting period, which GAAP gross premiums written does not adequately measure. Actual future net earned or written premiums may differ from PVP due to factors such as prepayments, amortizations, refundings, contract terminations or defaults that may or may not be influenced by market interest rates, refinancing or refunding activity, prepayment speeds, policy changes or terminations, credit defaults, or other factors that management cannot control or predict. This measure should not be viewed as a substitute for gross written premiums determined in accordance with GAAP. Net present value of estimated future installment premiums in force, which is a non-GAAP financial measure, is defined as the present value of estimated future installment premiums from our in-force book of business, net of reinsurance and discounted at 6%. Management believes that net present value of estimated future installment premiums in force is a useful measure for management, equity analysts and investors because it permits an evaluation of the value of future estimated installment premiums. Estimated future premiums may change from period to period due to changes in par outstanding, maturity, or other factors that management cannot control or predict that result from market interest rates, refinancing or refunding activity, prepayment speeds, policy changes or terminations, credit defaults, or other factors. There is no comparable GAAP financial measure. For adjusted book value, net present value of estimated future installment premiums in force, and PVP, Assured uses 6% as the present value discount rate because it is the approximate taxable equivalent yield on Assured’s investment portfolio for the periods presented.

85 Appendix: PVP1 – Reconciliation to Gross Written Premiums2 1. For an explanation of PVP, a non-GAAP financial measure, please refer to the appendix. 2. Some amounts may not add due to rounding. ($ in millions) As reclassifed 2008 2007 2007 Gross written premiums (GWP) analysis: Present value of financial guaranty and credit derivative GWP (PVP) a 276.6 $ 106.7 $ 874.6 $ Less: PVP of credit derivatives 93.4 40.3 252.2 PVP of financial guaranty GWP 183.2 66.4 622.4 Less: Financial guaranty installment premium PVP 36.1 36.9 292.8 Total: Financial guaranty upfront GWP 147.1 29.5 329.6 Plus: Financial guaranty installment GWP 24.7 21.3 88.6 Total financial guaranty GWP 171.8 50.8 418.2 Plus: Mortgage guaranty segment GWP 0.5 1.0 2.7 Plus: Other segment GWP 3.5 3.3 3.5 Total GWP per income statement 175.8 $ 55.2 $ 424.5 $ March 31, Quarter Ended

Speaker Biographies

87 Howard W. Albert Managing Director and Chief Credit Officer Assured Guaranty Ltd. Howard Albert is Managing Director and Chief Credit Officer for Assured Guaranty Ltd. with responsibility for overseeing the Company’s underwriting process. Mr. Albert is also Deputy Chief Credit Officer for Assured Guaranty Corp. (“Assured”), its principal direct guaranty subsidiary. He has over 24 years of experience in credit risk and structured finance. He joined the company in September 1999 as Chief Underwriting Officer of Capital Re Corp., the predecessor to Assured. Prior to joining Assured, Mr. Albert spent two years with Rothschild Inc. where he structured privately placed asset-backed securities and CDOs. He joined Rothschild from Financial Guaranty Insurance Company, where he started and managed its Asset-Backed Securities Group and ultimately became responsible for both its asset-backed securities and international businesses during his eight-year tenure. Mr. Albert began his career at The Prudential Insurance Company of America. Mr. Albert has an M.B.A. from the University of Chicago, a B.A. in English from the University of Pennsylvania and a B.S. in Economics from the Wharton School of the University of Pennsylvania.

88 Robert A. Bailenson Managing Director and Chief Accounting Officer Assured Guaranty Ltd. Robert Bailenson has been Managing Director and Chief Accounting Officer at Assured Guaranty Ltd. since May 2005 and has been with Assured Guaranty and its predecessor companies since 1990. In addition to this position, Mr. Bailenson serves as the Chief Accounting Officer of the Company’s subsidiary, Assured Guaranty Corp., a position he has held since 2003. He was Chief Financial Officer and Treasurer of Assured Guaranty Re Ltd. from 1999 until 2003 and was previously the Assistant Controller of Capital Re Corp., which was acquired by ACE Limited in 1999. Mr. Bailenson was with Ernst & Young LLP prior to joining Assured Guaranty in 1990. Mr. Bailenson holds a Bachelor of Science from Lehigh University. He is a Certified Public Accountant in the State of New York and is a member of the American Institute of Certified Public Accountants.

89 Dominic J. Frederico President and Chief Executive Officer Assured Guaranty Ltd. Dominic Frederico is President and Chief Executive Officer of Assured Guaranty Ltd., a position he has held since December 2003. Before this appointment, Mr. Frederico was the Chairman of ACE Financial Services, and has supervised the operations of Assured Guaranty since its acquisition by ACE Limited in 1999. Prior to his position at Assured Guaranty, Mr. Frederico was employed with ACE for nine years, progressing to increasingly senior positions, including: President & CEO, ACE Bermuda; Chairman, President & CEO, ACE INA Holdings and President and Chief Operating Officer, ACE Limited. In addition, Mr. Frederico was Vice Chairman of ACE Limited, and Chairman of ACE INA, ACE USA and ACE Financial Services. He oversaw the successful acquisition and integration of the domestic and international property casualty operations acquired by ACE from CIGNA Corporation in July 1999 and the acquisition of Capital Re Corp., the predecessor company to Assured Guaranty, in December 1999. Prior to joining ACE, Mr. Frederico spent 13 years at various subsidiaries of the American International Group. Mr. Frederico holds an M.B.A. in Finance and a B.S. from Drexel University and a Certified Public Accountant’s designation in the State of Pennsylvania. In addition to his professional responsibilities, he is a Member of the American Institute of Certified Public Accountants and the Pennsylvania Institute of Certified Public Accountants. He is also a member of the Board of Trustees of Drexel University.

90 Robert B. Mills Chief Financial Officer Assured Guaranty Ltd. Robert Mills is Chief Financial Officer of Assured Guaranty Ltd. and of its principal U.S. operating subsidiary, Assured Guaranty Corp. Prior to joining Assured Guaranty in January 2004, Mr. Mills was Managing Director, Chief Financial Officer and Operating Officer of UBS for the Americas Region and a member of the Board of Directors of the UBS Investment Bank. He joined UBS in 1994 as Chief Financial Officer of the Union Bank of Switzerland prior to its merger with Swiss Bank Corp. in 1998. Mr. Mills was previously with KPMG Peat Marwick for 23 years as a partner and the National Practice Director for Investment Banking and Capital Markets. Mr. Mills is a graduate of Niagara University. He is a member of the American Institute of Certified Public Accountants and a member of the Advisory Board of the University of Pennsylvania’s Wharton School, Financial Institutions Center. He also serves as a member of the Board of Trustees and Chairman of the Finance Committee of the LaSalle College High School.

91 Donald L. Paston Managing Director and Treasurer Assured Guaranty Corp. Don Paston is Managing Director and Treasurer of Assured Guaranty Corp. Mr. Paston joined Assured Guaranty in 1997. Prior to joining Assured Guaranty, Mr. Paston served as Group Vice President for Duff & Phelps in the financial guaranty and mortgage insurance areas. He began his career at Ambac Assurance Corp. as Manager of Financial Planning and Assistant to the President. Don Paston has an M.B.A. in Finance and Marketing from The Simon School of Business Administration at the University of Rochester and a B.S. from Rensselaer Polytechnic Institute.

92 David Penchoff President and Chief Operating Officer Assured Guaranty Re Ltd. David Penchoff is the President and Chief Operating Officer of Assured Guaranty Re Ltd. (AG Re). Prior to being appointed to his current role in December 2005, he served as the Chief Underwriting Officer for AG Re, a position he had held since 2004. Mr. Penchoff’s previous experience included 10 years at MBIA Insurance Corp. (MBIA), where he was a managing director for public finance with responsibility for business development and underwriting at the largest public finance group in the financial guaranty industry. Prior to MBIA, he was a Vice President in the Bond Insurance Ratings Group at Standard & Poor’s and was an investment officer at Aetna Life and Casualty. David Penchoff received his graduate degree in Public Administration from the University of Southern California and his undergraduate degree from the University of Connecticut. Mr. Penchoff is a member of the National Federation of Municipal Analysts (NMFA).

93 Andrew H. Pickering Managing Director and Chief Surveillance Officer Assured Guaranty Ltd. Andrew Pickering is Managing Director and Chief Surveillance Officer at Assured Guaranty Ltd. Mr. Pickering joined Assured Guaranty in 1995 as part of the underwriting team and has held various positions with the company over the past 13 years. In August 2005, Mr. Pickering assumed responsibility for the Risk Management and Surveillance group. Mr. Pickering has been involved in credit and financial services throughout his 30-year career, covering a variety of industries and sectors both domestically and internationally. Andrew Pickering received a B.A., magna cum laude with high honors in Political Science from Colgate University and an M.B.A. in Finance from New York University’s Stern School of Business. He is also a member of Phi Beta Kappa.

94 Sabra R. Purtill Managing Director, Global Communications and Investor Relations– Assured Guaranty Ltd. Sabra Purtill is Managing Director of Global Communications and Investor Relations at Assured Guaranty Ltd. Ms. Purtill joined Assured Guaranty in 2004 from ACE Limited, the former parent company of Assured Guaranty, where she was Senior Vice President of Corporate Finance. Ms. Purtill has been involved with insurance and financial services capital markets for more than 20 years, initially as an investment banker covering the insurance and non-bank financial services industry at Chase Manhattan Bank, and later at Merrill Lynch & Co. She was a sell-side equity analyst following the financial guaranty, mortgage guaranty and life insurance industry for six years, initially at Conning & Co., an insurance boutique and later at ABN Amro. Ms. Purtill received a B.A. with High Honors from the University of Virginia and an M.A. from Georgetown University. She is a member of Phi Beta Kappa and the Association for Insurance and Financial Analysts. She received her CFA charter in 1995.

95 Michael J. Schozer President Assured Guaranty Corp. Michael Schozer has been President of Assured Guaranty Corp. since December 2003. Prior to joining Assured Guaranty, Mr. Schozer was Managing Director, Structured Finance and Credit Derivatives at Ambac Assurance Corporation (Ambac). He joined Ambac in 1996 and was responsible for the CDO, credit derivatives, large equipment leasing securitization and structured insurance businesses. Mr. Schozer was also a member of Ambac’s senior credit committee. Prior to joining Ambac, he was a director in the debt capital markets business of Barclays Bank, where he ran the North American Structured Products Group. Previously, he had worked on the interest rate and currency swaps desk. Mr. Schozer began his career in public accounting and worked at both KPMG and Ernst & Young. Michael Schozer holds a B.S. from the University of Pennsylvania and an M.B.A. from the University of Virginia.